Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in (1) Post-Effective Amendment No. 1 to Registration Statement No. 33-33621 on Form S-8, which constitutes Post-Effective Amendment No. 2 to Registration Statement No. 2-99945 on Form S-8; and (2) Registration Statement No. 333-59727 on Form S-8 of VF Corporation of our report dated July 3, 2006 relating to the financial statements of the VF Corporation Retirement Savings Plan for Salaried Employees, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Greensboro, NC
July 3, 2006

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